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                                                        Exhibit 11(a)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment
No. 30 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 10, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of The Hudson River Trust, which are also incorporated by reference into such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Prospectus and to the references to us under the headings "Other Services -- Independent Accountants" and "Financial Statements" in such Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP
------------------------
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
October 22, 1997